Exhibit 1.1

EXECUTION COPY

PUGET SOUND ENERGY, INC.

(a Washington corporation)

6.75% Senior Notes due January 15, 2016

PURCHASE AGREEMENT

Dated: January 20, 2009

PUGET SOUND ENERGY, INC.

(a Washington corporation)

$250,000,000

6.75% Senior Notes due January 15, 2016

PURCHASE AGREEMENT

January 20, 2009

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Scotia Capital (USA) Inc.

One Liberty Plaza

165 Broadway - 25th Floor

New York, NY 10006

Wachovia Capital Markets, LLC

One Wachovia Center, DC-7

301 South College Street

Charlotte, North Carolina 28288

As Representatives of the several Underwriters

Ladies and Gentlemen:

Puget Sound Energy, Inc., a Washington corporation (the “Company”), confirms its agreement with Barclays Capital Inc. (“Barclays Capital”), Scotia Capital (USA) Inc. (“Scotia Capital”) and Wachovia Capital Markets, LLC (“Wachovia Securities”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Barclays Capital, Scotia Capital and Wachovia Securities are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $250,000,000 aggregate principal amount of the Company’s 6.75% Senior Notes, Due January 15, 2016 (the “Securities”). The Securities are to be issued as a separate series of notes under the senior note indenture dated as of December 1, 1997, as supplemented by a fourth supplemental indenture dated as of May 1, 2003 (the “Indenture”) between the Company and U.S. Bank National Association, as senior note trustee (the “Trustee”). Until the Substitution Date (as defined in the Indenture), the Securities will be secured by a series of the Company’s first mortgage bonds (the “Pledged Bonds”) issued pursuant to the Company’s electric utility mortgage.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

The Company, together with its parent, Puget Energy, Inc., has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement, as defined in Rule 405 (“Rule 405”) of the rules and regulations (the “1933 Act Regulations”) of the Commission under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (No. 333-132497-01), including a related Base Prospectus contained therein (the “Base Prospectus”), covering the registration of the Securities under the 1933 Act. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus (which term, as used herein, shall include the Final Preliminary Prospectus), or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be. All references herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) on or before the Effective Date of the Registration Statement or the issue date of, any preliminary prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of any preliminary prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

Certain terms used herein are defined in Section 20 hereof.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements.

(A) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement became effective upon filing and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness, or any written or oral notice to the Company objecting to the use of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. As filed, such final prospectus supplement shall contain all information required by the 1933 Act and the 1933 Act Regulations, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any preliminary prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(B) On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and at the Closing Time (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”); on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on each Effective Date and at the Closing Time the Indenture did and will comply in all material respects with the applicable requirements of the 1939 Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and at the Closing Time, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply (x) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or in the Prospectus (or any amendment or supplement thereto) or (y) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the 1939 Act of the Trustee.

(C) (i) the Disclosure Package and (ii) each, if any, electronic roadshow when taken as a whole with the Disclosure Package, at the Applicable Time do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any electronic roadshow based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(D) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of section (c) of Rule 163 (“Rule 163”) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)) the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(E) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) (“Rule 164(h)(2)”) of the 1933 Act Regulations) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)) the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(F) Each issuer free writing prospectus, as defined in Rule 433 (“Rule 433”) of the 1933 Act Regulations (each an “Issuer Free Writing Prospectus”), including the final term sheet prepared and filed pursuant to Section 3(b) hereto, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus, when taken as a whole with the Disclosure Package, at the Applicable Time does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and 1934 Act Regulations.

(iii) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, which has certified the financial statements and supporting schedules filed with the Commission and incorporated by reference in the Registration Statement, and which has audited the Company’s internal control over financial reporting, is an independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations and to the best of our knowledge, is registered as such.

(iv) Financial Statements. The financial statements included in the Registration Statement, any preliminary prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, any preliminary prospectus and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information, if any, included in the Registration Statement, any preliminary prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Any pro forma financial statements and the related notes thereto included in the Registration Statement, any preliminary prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated in the Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock, par value $10.00 per share, of the Company (the “Common Stock”) and on the preferred stock, par value $100 per share, of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Washington and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Significant Subsidiaries. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).

(viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(ix) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company, and assuming due execution by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xi) Description of the Securities and the Indenture. The Securities, the Pledged Bonds and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement. The information in any preliminary prospectus relating to the offering of the Securities and in the Prospectus under “Description of the Senior Notes” or any caption purporting to cover such matters, in the Registration Statement under Item 15 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, under “Regulation and Rates” and “Legal Proceedings,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions, is correct in all material respects.

(xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities and the Pledged Bonds and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in any preliminary prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture, the Securities and the Pledged Bonds have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in (x) any violation of the provisions of the charter or by-laws of the Company or any subsidiary or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations in the case of clause (y) that would not reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation (collectively “Proceedings”) before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or, except for Proceedings described in the Final Preliminary Prospectus and the Prospectus, (A) which might result in a Material Adverse Effect, or (B) which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, or under the terms of the Indenture, the Securities, or the Pledged Bonds.

(xv) Accuracy of Exhibits. All descriptions in the Registration Statement, any preliminary prospectus relating to the offering of the Securities, the Disclosure Package and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, any preliminary prospectus relating to the offering of the Securities, the Prospectus, or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xvi) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or, to the knowledge of the Company, any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvii) Absence of Further Requirements. Other than notice filings with the Washington Utilities and Transportation Commission (the “Utilities Commission”) pursuant to RCW80.08.040 with respect to the Securities and the Pledged Bonds, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

(xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the Utilities Commission and cities and towns within the service territory of the Company, necessary to conduct the business now operated by them and for the Company to own and operate its electric plant and its gas plant; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Prospectus, (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (c) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Environmental Laws. Except as described in the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii) Utilities Commission. The Company will make, or has made, notice filings with the Utilities Commission pursuant to RCW 80.08.040 with respect to the Securities and the Pledged Bonds.

(xxiii) Certain Loans, Advances and Guarantees. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(xxiv) Sarbanes-Oxley Act. The Company is in compliance in all material respects with all the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are currently in effect and require compliance on or before the date hereof.

(xxv) Internal Accounting Controls. The Company and its consolidated subsidiaries maintain a system of internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvi) Disclosure Controls and Procedures. To the extent required by the 1934 Act Regulations, the Company’s “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the 1934 Act and the 1934 Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the 1934 Act with respect to such reports.

(xxvii) The Pledged Bonds. The Pledged Bonds have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement, validly secure the Securities and, when issued, authenticated and delivered in the manner provided for in the applicable mortgage and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036-6522, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (3rd) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Barclays Capital, Scotia Capital and Wachovia Securities individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. During the period when the Prospectus is required to be delivered under the 1933 Act in connection with the offer and sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 (“Rule 172”) of the 1933 Act Regulations), the Company, subject to Section 3(c), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Disclosure Package or the Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection by the Commission to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by you and attached as Exhibit B hereto and will timely file such term sheet pursuant to Rule 433(d) of the 1933 Act Regulations.

(c) Disclosure Package. If, at any time prior to the filing of the Prospectus, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) Filing of Amendments. During the period when the Prospectus is required to be delivered under the 1933 Act in connection with the offer and sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(e) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), such number of copies of each preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) Free Writing Prospectuses. The Company agrees that unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 3(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses identified in Schedule C hereto. The Company agrees that it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Issuer Free Writing Prospectus, including in respect to timely filing with the Commission, legending and recordkeeping.

(h) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Disclosure Package and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus or Registration Statement will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances existing at the time it is delivered to a purchaser), or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, including in connection with use or delivery of the Prospectus, the Company will (i) notify the Representatives of such event, (ii) promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus and (iv) furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(i) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(j) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(k) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(l) Restriction on Sale of Securities. During a period of 14 calendar days after the date of the Prospectus, the Company will not, without the prior written consent of the Representatives directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any similar term debt securities of the Company substantially similar to the Securities.

(m) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Securities and (xi) the reasonable fees and disbursements of Underwriters’ counsel.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Filing of Prospectus; Effectiveness of Registration Statement. The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b), and the final term sheet contemplated by Section 3(b) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission in the manner and within the applicable time periods prescribed for such filings by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any written or oral notice to the Company objecting to its use shall have been issued by the Commission under the 1933 Act, order preventing or suspending the use of the Prospectus or proceedings with respect to any of the foregoing shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Perkins Coie LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request (it being understood that such legal opinion will be subject to reasonable and customary assumptions, qualifications and exclusions).

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the

Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or any written or oral notice to the Company objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Final Preliminary Prospectus and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section.

(g) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least Baa2 by Moody’s Investor’s Service Inc. and BBB by Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, and no such organization shall have publicly announced (other than any announcement made prior to the date of this Agreement) that it has under surveillance or review for possible downgrading its rating of the Securities or any of the Company’s other securities.

(h) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer or employee thereof as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any preliminary prospectus or any other preliminary prospectus supplement relating to the Securities, the Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in the Base Prospectus, any preliminary prospectus or any other preliminary prospectus supplement relating to the Securities, the Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, or in any amendment thereof or supplement thereto.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in the Base Prospectus, any preliminary prospectus or any other preliminary prospectus supplement relating to the Securities, the Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package, or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Underwriter’s Affiliates and selling agents, and any director, officer or employee thereof, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change not contemplated by the Prospectus (as it exists on the date hereof) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which, in your judgment, materially impairs the investment quality of the Securities or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange (“NYSE”), or if trading generally has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by Federal, New York or Washington authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Barclays Capital Inc., 200 Park Avenue, New York, New York 10166, Attention: Investment Grade Syndicate (fax no: (212) 412-7305), Scotia Capital (USA) Inc., One Liberty Plaza, 165 Broadway - 25th Floor, New York, NY 10006, Attention: Debt Capital Markets, (fax no: (212) 225-6550, and Wachovia Capital Markets, LLC, at One Wachovia Center, DC-7, 301 South College Street, Charlotte, North Carolina 28288 Attention: Jake Horstman (fax no: (704) 383-0661); and notices to the Company shall be directed to it at 10885 N.E. 4th Street, 12th Floor, Bellevue, Washington 98004-5591, Attention of Donald E. Gaines, Vice President Finance & Treasurer.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Fiduciary Duty. The Company acknowledges and agrees that (a) the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby; (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not as an agent or a fiduciary to the Company or any other person; (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (d) the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 18. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean 5:30 p.m. New York City time on the date hereof.

“Disclosure Package” shall mean (i) the Final Preliminary Prospectus and (ii) the Issuer Free Writing Prospectuses identified in Schedule C hereto, including the final term sheet prepared and filed pursuant to Section 3(b) and attached as Exhibit B hereto.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective, including the date and time of any prospectus supplement relating to the Securities that is filed pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the 1933 Act Regulations.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Preliminary Prospectus” means the preliminary prospectus used most recently prior to the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus as defined in Rule 405.

“Prospectus” shall mean the prospectus supplement relating to the Securities that was filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” means the registration statement referred to in the third paragraph hereof, including the exhibits and financial statements and schedules and other information and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 and any prospectus supplement relating to the Securities that is filed pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the 1933 Act Regulations, as amended on each Effective Date, and, in the event of any post-effective amendment thereto that becomes effective prior to the Closing Time, shall also mean such registration statement as so amended.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

PUGET SOUND ENERGY, INC.

By	/s/ Donald E. Gaines
Donald E. Gaines
Vice President Finance & Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Yukari Saegusa
Authorized Signatory

and

SCOTIA CAPITAL (USA) INC.

By:	/s/ Keith Rodrigues
Authorized Signatory

and

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Jake Horstman
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities
Barclays Capital Inc.	$62,500,000
Scotia Capital (USA) Inc.	62,500,000
Wachovia Capital Markets, LLC	62,500,000
KeyBanc Capital Markets	20,850,000
Banc of America Securities LLC	20,825,000
Dresdner Kleinwort Securities LLC	20,825,000
Total	$250,000,000

Sch A-1

SCHEDULE B

PUGET SOUND ENERGY, INC.

$250,000,000 6.75% Senior Notes due January 15, 2016

1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Underwriters for the Securities shall be 99.375% of the principal amount thereof.

3. The interest payment dates shall be January 15 and July 15.

4. The date of maturity shall be January 15, 2016.

5. The Securities will initially be the senior secured indebtedness of the Company secured by a series of the Company’s first mortgage bonds issued under its electric utility mortgage. Upon the occurrence of certain events described in the Prospectus Supplement, the first mortgage bonds securing the Securities will be released and the securities will, at the Company’s option, either become unsecured general obligations of the Company ranking equally with all of the Company’s other unsecured unsubordinated indebtedness or be secured by substitute first mortgage bonds issued under a mortgage indenture other than the Company’s electric utility mortgage indenture or its gas utility mortgage indenture.

6. The Securities may be redeemed at the option of the Company at any time in whole or in part, at the redemption price described in the Prospectus Supplement dated January 20, 2009.

7. There are no sinking fund provisions.

Sch B-1

SCHEDULE C

Filed pursuant to Rule 433

Registration Statement No. 333-132497-01

January 20, 2009

Puget Sound Energy, Inc.

$250,000,000 6.75% Senior Notes due January 15, 2016

PRICING TERM SHEET

Issuer:	Puget Sound Energy, Inc.
Anticipated Ratings*:	Baa2 by Moody’s Investors Service Inc.
A- by Standard & Poor’s Ratings Services
Principal Amount:	$250,000,000
Security Type:	Senior Notes
Issue Price:	100% of principal amount
Trade Date:	January 20, 2009
Settlement Date:	January 23, 2009
Maturity Date:	January 15, 2016
Coupon:	6.75%
Benchmark Treasury:	4.50% due February 15, 2016
Treasury Price:	116-25
Treasury Yield:	1.947%
Spread to Benchmark:	480.3 basis points
Reoffer Yield:	6.750%
Interest Payment Dates:	Semi-annually on January 15 and July 15, commencing on
July 15, 2009
Make-whole Call:	At any time at a discount rate of Treasury plus T+50 basis points
Denominations:	$1,000 and integral multiples of $1,000
Joint Book-Running Managers:	Barclays Capital Inc. (25%)
Scotia Capital (USA) Inc. (25%)
Wachovia Capital Markets, LLC (25%)
Co-Managers:	KeyBanc Capital Markets (8.34%)
Banc of America Securities LLC (8.33%)
Dresdner Kleinwort Securities LLC (8.33%)
CUSIP:	745332 BZ8

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1 888-227-2275, Ext. 2663, Scotia Capital (USA) Inc by calling 1-800-372-3930 and Wachovia Capital Markets, LLC by calling 800-326-5897.

Sch C-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

(i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and to enter into and perform its obligations under the Purchase Agreement.

(iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iv) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(v) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(vi) The Securities are in the form contemplated by the Indenture, have been duly authorized by the Company for offer, sale, issuance and delivery, have been duly executed by the Company and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(vii) The Indenture has been duly qualified under the 1939 Act.

(viii) The Securities, the Pledged Bonds and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(ix) The Registration Statement has become effective under the 1933 Act; any required filing of any preliminary prospectus and of the Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any written or oral notice to the Company objecting to the use of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act and to the best of our knowledge no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(x) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(xi) The documents incorporated by reference in the Registration Statement, the Final Preliminary Prospectus and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xii) Except as disclosed in the Final Preliminary Prospectus and the Prospectus, to the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder, or under the terms of the Indenture, the Securities or the Pledged Bonds.

(xiii) The information in any preliminary prospectus and in the Prospectus under “Description of Securities,” or any caption purporting to cover such matters, in the Registration Statement under Item 15 and, to our knowledge, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 under “Regulation and Rates” and “Legal Proceedings,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(xiv) All descriptions in the Registration Statement, any preliminary prospectus, the Disclosure Package and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, the Disclosure Package, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities, other than (a) such filings subsequent to the date hereof as may be required by the Utilities Commission or under Section 80.08.040 of the Revised Code of Washington, (b) under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states and (c) qualification of the Indenture under the 1939 Act, as to which we need express no opinion.

(xvi) The execution, delivery and performance of the Purchase Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in any preliminary prospectus and the Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract or any other agreement or instrument listed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

(xvii) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the 1940 Act.

(xviii) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Disclosure Package or the Prospectus that are not described as required.

(xix) The Pledged Bonds have been duly authorized by the Company for issuance and delivery pursuant to the applicable mortgage and, when issued and authenticated in the manner provided for in such mortgage, and delivered to the Trustee as contemplated by the Indenture, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and the Pledged Bonds, in the forms certified on the date hereof, are in substantially the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable mortgage. The Company’s obligations under each of the Securities will be secured by the Pledged Bonds delivered to the Trustee in trust for the benefit of the holders of such Securities. Assuming compliance by the Company and the Trustee with the terms of the Pledged Bonds, no person or entity other than the Trustee (or any successor thereof) and the holders of the Securities will have any interest in the Pledged Bonds.

(xx) To the best of our knowledge, (A) the Company is not in violation of its charter or bylaws, and (B) no default by the Company exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any agreement providing for the issuance of the Company’s securities or under which the Company has outstanding indebtedness for borrowed money, except for such defaults which would not reasonably be expected to have a Material Adverse Effect.

Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements made in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto, except as stated in paragraphs (viii), (xiii) and (xiv), nothing has come to our attention that would lead us to believe that on each Effective Date the Registration Statement or any amendment thereto, (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Disclosure Package at the Applicable Time included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Exhibit B

Puget Sound Energy, Inc.

$250,000,000 6.75% Senior Notes due January 15, 2016

PRICING TERM SHEET

Issuer:	Puget Sound Energy, Inc.
Anticipated Ratings*:	Baa2 by Moody’s Investors Service Inc.
A- by Standard & Poor’s Ratings Services
Principal Amount:	$250,000,000
Security Type:	Senior Notes
Issue Price:	100% of principal amount
Trade Date:	January 20, 2009
Settlement Date:	January 23, 2009
Maturity Date:	January 15, 2016
Coupon:	6.75%
Benchmark Treasury:	4.50% due February 15, 2016
Treasury Price:	116-25
Treasury Yield:	1.947%
Spread to Benchmark:	480.3 basis points
Reoffer Yield:	6.750%
Interest Payment Dates:	Semi-annually on January 15 and July 15, commencing on
July 15, 2009
Make-whole Call:	At any time at a discount rate of Treasury plus T+50 basis points
Denominations:	$1,000 and integral multiples of $1,000
Joint Book-Running Managers:	Barclays Capital Inc. (25%)
Scotia Capital (USA) Inc. (25%)
Wachovia Capital Markets, LLC (25%)
Co-Managers:	KeyBanc Capital Markets (8.34%)
Banc of America Securities LLC (8.33%)
Dresdner Kleinwort Securities LLC (8.33%)
CUSIP:	745332 BZ8

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1 888-227-2275, Ext. 2663, Scotia Capital (USA) Inc by calling 1-800-372-3930 and Wachovia Capital Markets, LLC by calling 800-326-5897.

B-1